Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Mullen Automotive Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

					Proposed
					Maximum
		Fee	Amount to		Offering	Maximum
Security	Security Class	Calculation	be		Price Per	Aggregate		Amount of
Type	Title	Rule	Registered(1)		Share(4)	Offering Price	Fee Rate	Registration Fee
Equity	Common Stock, $0.001 par value per share	Rules 457(c)and 457(h)	167,500,000	(2)	$0.56	$93,800,000.00	$0.0000927	$8,695.26
Equity	Common Stock, $0.001 par value per share	Rules 457(c)	300,000,000	(3)	$0.56	$168,000,000.00	$0.0000927	$15,573.60
Total Offering Amounts			467,500,000			$261,800,000.00		$24,268.86
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$24,268.86

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of Common Stock available for issuance under the 2022 Equity Incentive Plan.

(3)	Represents shares of Common Stock reserved for issuance pursuant to the Performance Stock Award Agreement dated May 5, 2022. The Performance Stock Award Agreement provides for the right of the Company's Chief Executive Officer to receive shares of Common Stock of the Company based on the achievement of milestones, subject to the terms and conditions set forth in the Performance Stock Award Agreement. Additional details about the Performance Stock Award Agreement are set forth in the Proxy Statement and Supplement to the Proxy Statement filed with the Securities and Exchange Commission on June 24, 2022 and July 13, 2022, respectively. On July 26, 2022, at the 2022 Annual Meeting of Stockholders, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of shares of Common Stock to the Company’s Chief Executive Officer, David Michery, pursuant to the Performance Stock Award Agreement.

(4)	This estimate is made pursuant to Rules 457(c) and 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is the average of the high and low prices for the Registrant’s Common Stock as reported on Nasdaq on September 12, 2022.